                                                                  EXHIBIT (C)(3)

                             UHS Acquisition Corp.
                       c/o J.W. Childs Associates, L.P.
                              One Federal Street
                          Boston, Massachusetts 02110
                                (617) 753-1100
                          Facsimile:  (617) 753-1101



                                                               November 25, 1997



Mr. David E. Dovenberg
Universal Hospital Services, Inc.
1250 Northland Plaza
3800 West 80/th/ Street
Bloomington, Minnesota 55431

Dear Mr. Dovenberg:

          Reference is made to the Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), by and among J.W. Childs Equity Partners, L.P. ("Holdings"), UHS Acquisition Corp., a Minnesota corporation and a wholly owned subsidiary of Holdings ("Merger Sub"), and Universal Hospital Services, Inc., a Minnesota corporation ("UHS"). As you know, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into UHS (the "Merger"), with UHS to be the surviving entity (UHS, in its capacity as the corporation surviving the Merger, is sometimes hereinafter referred to as the "Company").

          You currently serve as Vice President of Finance and Chief Financial Officer of UHS, and this Employment Agreement is being entered into as inducement for Holdings and Merger Sub to enter into the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement, for other good and valuable consideration and to provide for your services to the Company following the Merger as follows:

          1.   Position; Duties.  From and after the date of the Merger, the
               ----------------
Company shall employ you, and you

Mr. David E. Dovenberg
November 25, 1997
Page 2

agree to serve and accept employment, for the Term (as defined herein), as President and Chief Executive Officer of the Company, subject to the direction and control of the Board of Directors of the Company (the "Board"), and, in connection therewith, to reside in the United States, to oversee and direct the operations of the Company and to perform such other duties as the Board may from time to time reasonably direct. Your place of employment shall be in the Minneapolis, Minnesota area. During the Term, you shall also be a member of the Board of Directors of the Company. During the Term, you agree to devote all of your time, energy, experience and talents during regular business hours, and as otherwise reasonably necessary, to such employment, to devote your best efforts to advance the interests of the Company and not to engage in any other business activities of a material nature, as an employee, director (except as a director of Lund International Holdings), consultant or in any other capacity, whether or not you receive any compensation therefor, without the prior written consent of the Board. You shall not be given duties inconsistent with your executive position.

          2.   Term of Employment Agreement.  The term of your employment
               ----------------------------
hereunder shall begin as of the Effective Time (as defined in the Merger Agreement) and end as of the close of business on the date which is three years from the Effective Time, subject to earlier termination pursuant to the terms hereof (the "Term"). Following the Term, this Agreement shall automatically be renewed for successive one-year terms (each a "Renewal Term") unless notice of termination is given by either party upon not less than 30 days' written notice prior to the date on which such renewal would otherwise occur. In the event that your employment is not renewed following the expiration of the Term or following the expiration of the first Renewal Term immediately succeeding the Term, the Company shall pay to you your base salary and provide you with the benefits provided hereunder for eighteen months following such non-renewal.

Mr. David E. Dovenberg
November 25, 1997
Page 3

          3.   Compensation and Benefits.
               -------------------------

               (a)  Base Salary.  Your base salary shall be at the annual rate
                    -----------
of $200,000, payable in equal bi-weekly installments. Such base salary shall be adjusted annually based on changes in the consumer price index (all urban consumers, U.S. city average). The Board will annually review your base salary beginning in 1999. Necessary withholding taxes, FICA contributions and the like shall be deducted from your base salary.

                (b)  Bonus; Options.  In addition to your base salary, you shall
                     --------------
be entitled to receive a bonus of up to 100% of your base salary, based on the achievement of the annual EBITDA targets contained in Exhibit A (such targets to be subject to adjustment by the Board of Directors of the Company, in good faith, to reflect any acquisitions, dispositions and material changes to capital spending). The amount of such bonus would rise linearly from 0% of base salary to 100% of base salary based on achievement of EBITDA of 90% to 110% of target EBITDA. No bonus shall be payable if EBITDA is 90% or less of target EBITDA. You will also be entitled to receive certain stock options pursuant to one or more executive or employee stock option plans to be adopted by the Company; the basic terms of such stock options are contained in Exhibit A attached hereto.

                (c)  Other.  You shall be entitled to such health, life,
                     -----
disability, vacation, pension, sick leave and other benefits as are generally made available by the Company to its executive employees. Your benefits will also consist of five weeks paid vacation time, club membership, an annual physical exam and reimbursement for tax preparation costs.

Mr. David E. Dovenberg
November 25, 1997
Page 4

          4.   Termination.
               -----------

               (a)  Death.  This Employment Agreement shall automatically
                    -----
terminate upon your death. In the event of such termination, the Company shall pay to your legal representatives your base salary in monthly installments and continue to provide the benefits provided hereunder, in each case for eighteen months following such termination.

               (b)  Disability.  If during the Term you become physically or
                    ----------
mentally disabled, whether totally or partially, either permanently or so that you are unable substantially and competently to perform your duties hereunder for a period of 90 consecutive days or for 90 days during any six-month period during the Term (a "Disability"), the Company may terminate your employment hereunder by written notice to you. In the event of such termination, the Company shall pay to you your base salary in monthly installments and continue to provide the benefits provided hereunder, in each case for eighteen months following such termination.

               (c)  Cause.  Your employment hereunder may be terminated at any
                    -----
time by the Company for Cause (as defined herein) by written notice to you. In the event of such termination, all of your rights to payments (other than payment for services already rendered) and any other benefits otherwise due hereunder shall cease immediately. The Company shall have "Cause" for termination of your employment hereunder if any of the following has occurred:

                    (i) your continued failure, whether willful, intentional or grossly negligent, after written notice, to perform substantially your duties hereunder (other than as a result of a Disability);

                    (ii) dishonesty in the performance of your duties hereunder;

Mr. David E. Dovenberg
November 25, 1997
Page 5

                    (iii) conviction or confession of an act or acts on your part constituting a felony under the laws of the United States or any state thereof;

                    (iv) any other willful act or omission on your part which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries; or

                    (v) you have breached any provision of this Employment Agreement contained in Paragraphs 6, 7 or 8 hereof; or

                    (vi) you have breached any provision of this Employment Agreement (other than Paragraph 6, 7, or 8 hereof) and such breach shall not have been cured within sixty (60) days after notice thereof from the Company to you.

               (d)  Without Cause.  Your employment hereunder may be terminated
                    -------------
at any time by the Company without Cause by written notice to you. In the event of such termination, the Company shall continue to pay you your base salary and continue to provide the benefits provided hereunder through the date which is eighteen months from the Date of Termination (as defined herein). It is acknowledged and agreed that termination of your employment upon expiration of the Term, or any Renewal Term, shall not be deemed to constitute a termination without Cause for purposes of this Employment Agreement or for any other purpose.

               (e)  Resignation Without Good Reason.  You may terminate your
                    -------------------------------
employment hereunder upon sixty days' written notice to the Company, without Good Reason (as defined herein). In the event of such termination, all of your rights to payment (other than payment for services already rendered) and any other benefits otherwise due hereunder shall cease immediately. It is acknowl edged and agreed that termination of your employment upon expiration of the Term or any Renewal Term shall not be deemed to constitute resignation without Good Reason for purposes of this Employment Agreement or any other purpose.

Mr. David E. Dovenberg
November 25, 1997
Page 6


               (f)  Resignation For Good Reason.  You may terminate your
                    ---------------------------
employment hereunder at any time upon thirty days' written notice to the Company, for Good Reason. In the event of such termination, the Company shall continue to pay you your base salary and continue to provide the benefits provided hereunder through the date which is eighteen months from the Date of Termination.

          You shall have "Good Reason" for termination of your employment hereunder if, other than for Cause, any of the following has occurred:

                    (i) your base salary has been reduced other than in connection with an across-the-board reduction of executive compensation imposed by the Board in response to negative financial results or other adverse circumstances affecting the Company; or

                    (ii) the Company has reduced or reassigned a material portion of your duties hereunder or has required you to relocate outside the greater Minneapolis, Minnesota area; or

                    (iii) your illness, that in the good faith determination of the Board of Directors of the Company is likely to result in you becoming disabled and unable to continue your employment with the Company; or

                    (iv) the Company has breached this Employment Agreement in any material respect.

               (g)  Date and Effect of Termination.  The date of termination of
                    ------------------------------
your employment hereunder, pursuant to this Paragraph 4, shall be, (i) in the case of Paragraph 4(a), the date of your death, (ii) in the case of Paragraphs 4(b), (c) or (d), the date specified in the Company's notice to you of such termination or (iii) in the case of Paragraph 4(e) or 4(f), the date specified in your notice to the Company of such termination (in each case, the "Date of Termination"). Upon any termination of your employment hereunder pursuant to this Paragraph 4, you shall not be entitled to any further payments or

Mr. David E. Dovenberg
November 25, 1997
Page 7

benefits of any nature pursuant to this Employment Agreement, or as a result of such termination, except as specifically provided for in this Employment Agreement, in any stock option plans adopted by the Company in accordance with Paragraph 3(b) hereof, or as may be required by law.

               (h) Other Employment. Notwithstanding anything in this Employment Agreement to the contrary, if your employment hereunder is terminated pursuant to Paragraph 4(d) or (f), and if prior to the date which is eighteen months after the Date of Termination you find other employment, the amount of payments or benefits payable to you after such termination in accordance with the terms of this Employment Agreement shall be reduced by the value of your compensation in your new employment through the date which is eighteen months after the Date of Termination.

          5.   Acknowledgment.  You agree and acknowledge that in the course of
               --------------
rendering services to the Company and its clients and customers, you will have access to and become acquainted with confidential information about the professional, business and financial affairs of the Company and its affiliates. You acknowledge that the Company is engaged and will be engaged in a highly competitive business, and the success of the Company in the marketplace depends upon its good will and reputation for quality and dependability. You agree and acknowledge that reasonable limits on your ability to engage in activities competitive with the Company are warranted to protect its substantial investment in developing and maintaining its status in the marketplace, reputation and good will. You recognize that in order to guard the legitimate interests of the Company and its affiliates, it is necessary for the Company to protect all confidential information. The existence of any claim or cause of action by you against the Company shall not constitute and shall not be asserted as a defense to the enforcement by the Company of this Employment Agreement. You further agree that your obligations under Paragraphs 6, 7 and 8 hereof shall be absolute and unconditional.

Mr. David E. Dovenberg
November 25, 1997
Page 8

          6.   Confidentiality.  You agree that during and at all times
               ---------------
after the Term, you will keep secret all confidential matters and materials of the Company (including its subsidiaries and affiliates), including, without limitation, know-how, trade secrets, real estate plans and practices, individual office results, customer lists, pricing policies, operational methods, any information relating to the Company (including any of its subsidiaries and affiliates) products, processes, customers and services and other business and financial affairs of the Company (including its subsidiaries and affiliates) (collectively, the "Confidential Information"), to which you had or may have access and will not disclose such Confidential Information to any person other than Holdings or the Company, their respective authorized employees and such other persons to whom you have been instructed to make disclosure by the Board, in each case only to the extent required in the course of your service to the Company hereunder or as otherwise expressly required in connection with court process. "Confidential Information" shall not include any information which is in the public domain during or after the Term, provided such information is not in the public domain as a consequence of disclosure by you in violation of this Employment Agreement.

          7.   Non-competition.  During the Prohibition Period (as
               ---------------
hereinafter defined), you will not, in any capacity, whether for your own account or for any other person or organization, directly or indirectly, (i) within the United States and Canada (a) own, operate, manage or control, (b) serve as an officer, director, partner, employee, agent, consultant, advisor or developer or in any similar capacity to, or (c) have any financial interest in, or aid or assist anyone else in the conduct of, any person or enterprise which is engaged in the moveable medical equipment rental business. As used herein, "Prohibition Period" means the period from and after the Effective Time to and including (i) the date which is eighteen months from the Date of Termination, if your employment hereunder is terminated by the Company without Cause or by you for Good Reason or (ii) the date which is twelve months from the Date of Termina-

Mr. David E. Dovenberg
November 25, 1997
Page 9

tion, if your employment hereunder is terminated other than as set forth in the preceding clause (i).

          8.   Non-solicitation.  During the Prohibition Period, you will not,
               ----------------
directly or indirectly, hire, recruit, solicit, call upon, divert, take away, entice or in any other manner persuade or at tempt to do any of the foregoing with respect to, any employee, independent contractor, dealer, supplier, client, customer or business contact of the Company or any of its subsidiaries to discontinue his or her position or relationship, or violate any agreement, with the Company or any of its subsidiaries as employee, independent contractor, dealer, supplier, client, customer or business contact, except with the prior written consent of the Board, which consent shall be given at the sole discretion of the Board.

          9.   Modification.  You agree and acknowledge that the duration, scope
               ------------
and geographic area of the covenants described in Paragraphs 6, 7 and 8 are fair, reasonable and necessary in order to protect the good will and other legitimate interests of the Company and its subsidiaries, that adequate consideration has been received by you for such obligations, and that these obligations do not prevent you from earning a livelihood. If, however, for any reason any court of competent jurisdiction determines that any restriction contained in Paragraphs 6, 7 or 8 are not reasonable, that consideration is inadequate or that you have been prevented unlawfully from earning a livelihood, such restriction shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in such Paragraph 6, 7 or 8 as will render such restrictions valid and enforceable.

          10.  Equitable Relief.  You acknowledge that Merger Sub or the
               ----------------
Company will suffer irreparable harm as a result of a breach of this Employment Agreement by you for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by you of any provision of this Employment Agreement, Merger Sub or the Company shall, in addition to any other remedies permitted by law, be entitled to obtain remedies in

Mr. David E. Dovenberg
November 25, 1997
Page 10

equity, including without limitation specific performance, injunctive relief, a temporary restraining order and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain any such breach without the necessity of proving damages, posting a bond or other security, and to recover any and all costs and expenses, including reasonable counsel fees, incurred in enforcing this Employment Agreement against you, and you hereby consent to the entry of such relief against you and agree not to contest such entry. Such relief shall be in addition to and not in substitution of any other remedies available to Merger Sub or the Company. The existence of any claim or cause of action by you against Merger Sub or the Company or any of its subsidiaries, whether predicated on this Employment Agreement or otherwise, shall not constitute a defense to the enforcement by Merger Sub or the Company of this Employment Agreement. You agree not to defend on the basis that there is an adequate remedy at law.

          11.  Stockholders' Agreement.  In connection with the acquisition of
               -----------------------
any equity securities, or options therefor, of the Company, you and your spouse will be expected to enter, and you agree to enter and cause your spouse to enter, into a stockholders' agreement with the other equity investors in the Company, substantially in the form attached hereto as Exhibit B.

          12.  Life Insurance.  Either Merger Sub or the Company, as the
               --------------
case may be, may, at its discretion and at any time after the execution of this Employment Agreement, apply for and procure, as owner and for its own benefit, and at its own expense, insurance on your life, in such amount and in such form or forms Merger Sub or the Company may determine. You shall have no right or interest whatsoever in such policy or policies, but you agree that you will, at the request of Merger Sub or the Company, submit yourself to such medical examinations, supply such information and execute and deliver such documents as may be required by the insurance company or companies to which Merger Sub or the Company or any such subsidiary has applied for such insurance.

          13.  Successors; Assigns; Amendment; Notice.  This Employment
               --------------------------------------
Agreement shall be binding upon and shall

Mr. David E. Dovenberg
November 25, 1997
Page 11

inure to the benefit of Merger Sub and its successors (including, after the Effective Time, the Company). This Employment Agreement shall be binding upon you and shall inure to the benefit of your heirs, executors, administrators and legal representatives, but shall not be assignable by you. This Employment Agreement may be amended or altered only by the written agreement of Merger Sub (or, after the Effective Time, the Company) and you. All notices or other communications permitted or required under this Employment Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, by facsimile transmission (if confirmed) or mailed (certified or registered mail, postage prepaid, return receipt requested) to you or Merger Sub (or, after the Effective Time, the Company) at the respective addresses on the first page of this Employment Agreement, or such other address as shall be furnished in writing by like notice by you or Merger Sub (or, after the Effective Time, the Company) to the other.

          14.  Entire Agreement.  This Employment Agreement, together with
               ----------------
the Stockholders' Agreement as executed in accordance with Paragraph 11 hereof, embodies the entire agreement and under standing between you and Merger Sub (and, after the Effective Time, the Company) with respect to the subject matter hereof and supersedes all such prior agreements and understandings.

          15.  Severability.  If any term, provision, covenant or
               ------------
restriction of this Employment Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Employment Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          16.  Governing Law.  This Employment Agreement shall be
               -------------
governed by and construed and enforced in accordance with the laws of the state of Minnesota applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws thereof.

          17.  Counterparts.  This Employment Agreement may be executed
               ------------
in two or more counterparts, each of

Mr. David E. Dovenberg
November 25, 1997
Page 12

which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          18.  Headings.  All headings in this Employment Agreement are
               --------
for purposes of reference only and shall not be construed to limit or affect the substance of this Employment Agreement.

Mr. David E. Dovenberg
November 25, 1997
Page 13

     If you accept and agree to the foregoing, please sign and return a counterpart of this letter to Merger Sub at the above address, whereupon this letter will become a binding Employment Agreement between you and the Company as of the Effective Time.

                            Very truly yours,

                            UHS Acquisition Corp.



                            By:/s/ Ted Yun
                               ------------------------
                              Name: Ted Yun
                              Title: Vice President



Accepted and agreed to:



/s/ David E. Dovenberg
---------------------------
David E. Dovenberg

                                                                       EXHIBIT A


                          NON-QUALIFIED STOCK OPTIONS
                                 KEY PROVISIONS


I.   Options Subject to EBITDA Target Vesting.
     ----------------------------------------

     Effective at the date of execution of the Employment Agreement, Executive will be granted non-qualified options to acquire, at "buy-in-price"/1/, an aggregate number of shares of common stock of the Company equal to the percentage specified in Schedule A out of the total numbers of shares allocated to the management incentive option plan which in the aggregate equals 7.5% of the outstanding common stock and common stock equivalents of the Company, on a fully diluted basis.


          The above options will vest according to the schedule hereinbelow based on the Company's achievement of the annual EBITDA targets set forth in the Management LBO Plan (subject to audited results), as may be amended or revised in good faith by the Board for acquisitions, divestitures, material increases in annual projected capital expenditures (described in Section III below) or other circumstances. Such annual EBITDA targets are referred to herein respectively as the "Management Target" and are described in Section III below.

          a. Options to acquire between 0% and 20% of the total number of option shares shall vest in each fiscal year beginning with the fiscal year ending on December 31, 1998 in which the Company meets or exceeds 90% of the Management Target, on a linear basis such that, if, for example, the Company achieves 95% of the Management Target, 10% of the total number of option shares would vest.

          b. Options to acquire 20% of the total number of option shares shall vest in each fiscal year beginning with the fiscal year ending on December 31, 1998 in which the Company meets or exceeds the Management Target. No more than 20% of the total number of option shares shall vest in any fiscal year, except as noted in Section 1.c. below.

          c. Irrespective of the foregoing, if at the end of the fifth fiscal year the company: (i) on a cumulative basis meets the cumulative Management Target for such period; and (ii) meets or exceeds the annual Management Target for the fifth fiscal year, additional options will then vest such that the total number of vested options under the management incentive option plan will be no less than 100% of the total number of options allocated to such plan.

          In the event of a Change of Control/2/ transaction, the unvested portion of the options will become vested in a proportion equal to the ratio of options which have actually vested at such time to the total number of options as would have vested had the Company achieved the Management Target for all periods prior to the change of control. Irrespective of the foregoing, if at the end of the last fiscal year ending prior to the Change of Control, the company: (i) on a cumulative basis meets the cumulative Management Target for such period; and (ii) meets or exceeds the annual Management Target for such fiscal year, additional options will then vest such that the total number of vested

---------------------------------
/1/i.e., the price per share, as adjusted to reflect subsequent changes in capitalization, at which J.W. childs acquired its original shares of common stock of the Company.

/2/A "Change of Control" means, generally, a sale of the business of the Company to any person, firm, entity or group which, together with its affiliates, prior to such transaction, did not own more than 50% of the outstanding common equity of the Company.

options under the management incentive option plan will be no less than 100% of the total number of options allocated to such plan.

          Each option shall expire, unless earlier exercised or terminated, ten years and six months from the date of grant.

          In the case of termination of Executive's employment for Cause or Resignation Without Good Reason, as defined in the Employment Agreement, each option shall terminate at the time of termination of employment.

          In the case of termination of Executive's employment without Cause or his resignation for Good Reason, again as defined in the Employment Agreement, options which have vested at the time of termination/resignation shall terminate on the 91st day after the date of employment termination or resignation, and options which have not vested shall terminate immediately.

          If Executive's employment is terminated due to death or disability pursuant to the Employment Agreement, options which have vested at the time of termination/resignation shall terminate on the 181st day after the date of employment termination or death and may be exercised during such period by the Executive or his legal representative or estate, as the case may be, and options which have not vested shall terminate immediately.

II.       Additional Options
          ------------------

          Certain eligible members of management will be granted options for additional 3.0% of the Company as outlined in Schedule B, which options shall vest, if within five years of the effective date of the Merger, the original common stock investors of the Company in the Merger achieve a realized value/3/ of the multiple specified in the table below for the corresponding time period, or more on their original investment.


                   ADDITIONAL OPTIONS PURSUANT TO SECTION II
                   -----------------------------------------

REALIZED VALUE ACHIEVED PRIOR TO THE       MINIMUM MULTIPLE OF REALIZED VALUE TO
   FOLLOWING YEARS AFTER CLOSING               ORIGINAL COMMON STOCK INVESTORS
--------------------------------------------------------------------------------
            Year 3                                         4.0x
            Year 4                                         4.5x
            Year 5                                         5.0x


---------------------------------
/3/For purpose hereof, "realized value" will mean, in general, the cash or market value of registered, publicly traded and tradeable securities not subject to transfer or Rule 144 restrictions received in a Change of Control.

        III.              Management Target
                       -----------------------

  FISCAL YEAR ENDED    EBITDA TARGET ($000)/4/  Capital Expenditures ($1000)
----------------------------------------------------------------------------

 December 31, 1998              $29,709                       $21,100
 December 31, 1999               32,977                        22,600
 December 31, 2000               36,445                        22,700
 December 31, 2001               40,314                        25,000
 December 31, 1988               44,635                        31,200


IV.       Forfeited Options
          -----------------

          Provision shall be made in the Stock Option Plan for options forfeited to be available for grant at fair market value to management employees in the discretion of the Board.

---------------------------------
/4/Calculation of EBITDA will exclude expenses related to:  (i) any payments
---
to J.W. Childs; (ii) annual bank rees related to Merger related debt financing;
(iii) Bazooka bed asset impairment write-downs; (iv) all severance payments incurred prior to December 31, 1998; and (v) compensation incurred during fiscal 1998 for certain senior executives who are terminated in connection with the Merger (the amount of which will be net of a pro forma adjustment for the pre-Merger time period for raises given to senior executives who receive promotions and raises in connection with the Merger).

                                   SCHEDULE A
             INITIAL ALLOCATION OF MANAGEMENT INCENTIVE OPTION PLAN



EMPLOYEE                % OF TOTAL NUMBER OF SHARES OF COMMON
                              STOCK ISSUED AT CLOSING/1/
-------------------------------------------------------------------------------

David Dovenberg                 1.500%
Gerry Brandt                                    0.625%
Michael Johnson                 0.625%
Robert Braun                                    0.625%
Gary Preston                                    0.625%
Other Employees/2/                              3.000%


Reserved                                        0.500%
                                                ______
Total                                           7.500%


---------------------------------
/1/Closing of the Merger.

/2/To be allocated by David Dovenberg with the approval of the board of directors.

                                   SCHEDULE B
                        ALLOCATION OF ADDITIONAL OPTIONS



EMPLOYEE                % OF TOTAL NUMBER OF SHARES OF COMMON
                            STOCK ISSUED AT CLOSING/1/
-------------------------------------------------------------------------------
David Dovenberg         1.0%
Gerry Brandt                                    0.5%
Michael Johnson         0.5%
Robert Braun                                    0.5%
Gary Preston                                    0.5%
                                                ____
Total                                           3.0%



---------------------------------
/1/Closing of the Merger.

                                                                       Exhibit B



                       UNIVERSAL HOSPITAL SERVICES, INC.



                            STOCKHOLDERS' AGREEMENT


                           Dated as of [     ], 1997


                               TABLE OF CONTENTS


                                   ARTICLE I

                                  Definitions
1.1  Definitions............................................     2


                                   ARTICLE II

                              Transfer Provisions

2.1  Restrictions on Transfers..............................    10
2.2  Call by the Company....................................    11
2.3  Put By Management Holders..............................    14
2.4  Tagalong...............................................    17
2.5  Dragalong..............................................    19
2.6  [Reserved].............................................    20
2.7  Restrictions on Other Agreements.......................    20
2.8  Stockholder Action.....................................    21

                                  ARTICLE III

                              Registration Rights

3.1  General................................................    21
3.2  Piggyback Registration.................................    21
3.3  Obligations of the Company.............................    22
3.4  Furnish Information....................................    26
3.5  Expenses of Registration...............................    26
3.6  Underwriting Requirements..............................    26
3.7  Indemnification........................................    27
3.8  Rule 144...............................................    30
3.9  Market Stand-Off Agreement.............................    30


                                  ARTICLE IV

                    Certain Miscellaneous Other Provisions

4.1  Remedies...............................................    31
4.2  Entire Agreement; Amendment; Termination...............    31
4.3  Severability...........................................    32
4.4  Notices................................................    32
4.5  Binding Effect; Assignment.............................    33
4.6  Termination............................................    33


4.7   Recapitalization, Exchanges, etc......................    33
4.8   JWC Representative....................................    34
4.9   Action Necessary to Effectuate the Agreement..........    34
4.10  Purchase for Investment; Legend on Certificate........    35
4.11  Effectiveness of Transfers............................    35
4.12  Additional Stockholders...............................    36
4.13  No Waiver.............................................    36
4.14  Counterparts..........................................    36
4.15  Headings, etc.........................................    36
4.16  Governing Law.........................................    37
4.17  Effective Time........................................    37


Exhibits

Exhibit A - - Schedule of Stockholders......................   A-1
Exhibit B - - Form of Promissory Note.......................   B-1

                            STOCKHOLDERS' AGREEMENT



          THIS STOCKHOLDERS' AGREEMENT (this "AGREEMENT") is entered into as of
[     ], 1997, by and among Universal Hospital Services, Inc., a Minnesota corporation (the "COMPANY"), those persons listed as the Management Holders on the signature pages hereof (the "MANAGEMENT HOLDERS") and those persons listed as the JWC Holders on the signature pages hereof (the "JWC HOLDERS").

                                    RECITALS

          A.  Upon consummation of the transactions contemplated by the
Agreement and Plan of Merger, dated as of [     ], 1997 by and among J.W. Childs
Equity Partners, L.P., a Delaware limited partnership, UHS Acquisition Corp., a Minnesota corporation, and Universal Hospital Services, Inc., a Minnesota corporation (the "ACQUISITION AGREEMENT"), and of certain related transactions to be consummated concurrently therewith, the Stockholders (as hereinafter defined) will own (and may hereafter acquire) certain shares of Common Stock (as hereinafter defined) and certain options, warrants, securities and other rights to acquire from the Company, by exercise, conversion, exchange or otherwise, shares of Common Stock or securities convertible into Common Stock.

          B. All of the Stockholders desire to enter into this Agreement for the purpose of regulating certain aspects of the Stockholders' relationships with one another and with the Company.


                                   AGREEMENT

          In consideration of the premises and the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          1.1  Definitions.  For the purposes of this Agreement, the following
               -----------
terms shall be defined as follows:

          The "1933 ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

          The "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

          An "AFFILIATE" of a specified Person shall mean a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person and, when used with respect to the Company or any Subsidiary of the Company, shall include any holder of at least 5% of the capital stock, or any officer or director, of the Company or any Subsidiary of the Company.

          "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York or Boston, Massachusetts are authorized or required by law to be closed.

          "CALL EVENT" shall have the meaning set forth in Section 2.2(a).

          "CALL GROUP" shall have the meaning set forth in Section 2.2(a).

          "CALL NOTICE" shall have the meaning set forth in Section 2.2(a).

          "CALL OPTION" shall have the meaning set forth in Section 2.2(a).

          "CALL PRICE" shall mean, as of any date, a per share price equal to the remainder of (a) (i) the excess of (A) the product of 4.75 times EBITDA, over (B) the aggregate amount of the Consolidated Indebtedness as of the date of the most recently prepared consolidated balance sheet of the Company and its Subsidiaries, divided by (ii) the aggregate number of Common Stock Equivalents at the time outstanding, minus,
(b) in the case of Vested Options, the per share exercise price payable in connection with such Vested Options.

          "CALL SECURITIES" shall have the meaning set forth in Section 2.2(a).

          "CAUSE" shall mean, with respect to any Management Holder, such Management Holder's (a) continued failure, whether willful, intentional or grossly negligent, after written notice, to perform substantially his duties as an employee of the Company or any of its Subsidiaries, other than as a result of a "Disability" as defined (if applicable) in any Employment Agreement by and between the Company and the Management Holder; (b) dishonesty in the performance of such Management Holder's duties as an employee of the Company; (c) conviction or confession of an act or acts on such Management Holder's part constituting a felony under the laws of the United States or any state thereof; (d) other willful act or omission on such Management Holder's part which is materially injurious to the financial condition or business reputation of the Company or any of its Subsidiaries; (e) breach of any duty or obligation of noncompetition or confidentiality owed by such Management Holder to the Company or any of its Subsidiaries; or (f) breach of any provision or covenant contained in any employment agreement between such Management Holder and the Company or any of its Subsidiaries, which breach shall not have been cured within sixty (60) days after notice thereof from the Company to the Management Holder.

          "COMMON STOCK" shall mean shares of Common Stock, par value $.01 per share, of the Company.

          "COMMON STOCK EQUIVALENTS" shall mean, as of any date, (a) all shares of Common Stock outstanding as of such date and (b) all shares of Common Stock that may be acquired as of such date pursuant to Vested Options.

          The "COMPANY" shall mean Universal Hospital Services, Inc., a Minnesota corporation, and its successors and assigns.

          "COMPANY CALL PERIOD" shall have the meaning set forth in Section 2.2(a).

          "CONSOLIDATED INDEBTEDNESS" shall mean, as of any date, the aggregate amount outstanding, on a consolidated basis, of (a) all indebtedness of the Company and its Subsidiaries for borrowed money (other than intercompany debt),
(b) those letters of credit that would be required to be honored upon liquidation of the Company and/or its Subsidiaries (c) all notes payable, drafts accepted and other obligations (including, without limitation, any amounts representing deferred signing bonuses payable to various employees of the Company in accordance with the terms of their respective employment agreements with the Company and any Promissory Note (as hereinafter defined) of the Company issued pursuant to Section 2.3(e) hereof) representing extensions of credit to the Company and/or its Subsidiaries, whether or not representing obligations for borrowed money, and (d) that portion of obligations with respect to capital leases which is reflected as a liability on the most recently prepared consolidated balance sheet of the Company and its Subsidiaries.

          "COST PRICE" shall mean, with respect to any Subject Securities, the purchase price, if any, per share of Common Stock or per Vested Option, as the case may be, paid to the Company for such Subject Securities by the original holder thereof; provided, however, that in the event that any such Subject Securities were obtained by the holder thereof pursuant to the terms of an agreement in writing between JWC Equity Partners and/or UHS Acquisition Corp., a Minnesota corporation, and the holder of such Subject Securities, as referenced in the first clause of Section 1.6(a) or the first clause of Section 1.8(a) of the Acquisition Agreement, then the Cost Price of such Subject Securities shall be (a) in the case of Common Stock, the Merger Consideration (as defined in the Acquisition Agreement), and (b) in the case of Vested Options, the Option Consideration (as defined in the Acquisition Agreement). If at any time the number of shares of Common Stock outstanding is (a) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock or (b) decreased by a combination of shares of such Common Stock, following the record date for such stock dividend, subdivision, split-up or combination, the Cost Price per share of Common Stock shall be adjusted upward or downward, as appropriate, to reflect the decrease or increase in shares of Common Stock outstanding.

          "DESIGNATED EMPLOYEE" and "DESIGNATED EMPLOYEES" shall have the meanings set forth in Section 2.2(e).

          "DRAGALONG GROUP" shall have the meaning set forth in Section 2.5(a).

          "EBITDA" shall mean, as of any date for which it is to be determined, the consolidated earnings of the Company and its Subsidiaries before interest, taxes, depreciation and amortization and after deduction of all operating expenses, all as calculated in accordance with generally accepted accounting principles consistently applied, as reflected in the Company's consolidated financial statements for the four (4) most recent consecutive fiscal quarters of the Company ending at least 45 days prior to such date.

          "EQUITY PARTNERS AGREEMENT" shall have the meaning set forth in
Section 4.8.

          "GOOD REASON" shall mean, with respect to any Management Holder, such Management Holder's resignation from his employment with the Company or any of its Subsidiaries following and because of (a) the Company's reducing or reassigning a material portion of the Management Holder's duties under his employment agreement, if any, without Cause or, in the case of David E. Dovenberg only, the Company's requiring Mr. Dovenberg to relocate outside the greater Minneapolis, Minnesota area; (b) a reduction of the Management Holder's base salary other than in connection with an across-the-board reduction of executive compensation imposed by the Board of Directors of the Company in response to negative financial results or other adverse circumstances affecting the Company; (c) an illness of the Management Holder, that, in the good faith determination of the Board of Directors of the Company, is likely to result in the Management Holder becoming disabled and unable to continue his employment with the Company; or (d) a material breach by the Company of any Employment Agreement by and between the Company and the Management Holder.

          "HOLDER" shall have the meaning set forth in Section 3.1.

          "INITIATING STOCKHOLDER" shall have the meaning set forth in Section 2.4(a).

          "JWC EQUITY PARTNERS" shall mean J.W. Childs Equity Partners, L.P., a Delaware limited partnership.

          "JWC HOLDERS" shall have the meaning set forth in the preamble preceding the Recitals to this Agreement and shall also include Permitted Transferees of the JWC Holders and other transferees of the JWC Holders unless immediately prior to such Transfer such transferee was a Management Holder.

          "JWC INC." shall mean J.W. Childs Associates, Inc., a Delaware corporation.

          "JWC REPRESENTATIVE" shall have the meaning set forth in Section 4.8.

          "MANAGEMENT HOLDERS" shall have the meaning set forth in the preamble preceding the Recitals to this Agreement and shall also include (a) any director, officer or management employee of the Company or any of its Subsidiaries (other than JWC Holders) who, with the written consent of the Company and the JWC Representative, hereafter becomes a party to this Agreement and (b) Permitted Transferees of the Management Holders, unless immediately prior to such Transfer such transferee was a JWC Holder.

          "NON-INITIATING MANAGEMENT HOLDERS" shall have the meaning set forth in Section 2.3(c).

          "PARTICIPATING NOTICE" shall have the meaning set forth in Section 2.4(a).

          "PARTICIPATING OFFEREES" shall have the meaning set forth in Section 2.4(a).

          "PARTICIPATING SECURITIES" shall have the meaning set forth in Section 2.4(a).

          "PERMITTED TRANSFER" shall mean:

          (a) a Transfer of any Subject Securities between any JWC Holder or Management Holder who is a natural person and such Stockholder's spouse, children, parents or siblings (whether natural, step or by adoption) or to a trust solely for the benefit of one or more of any of such Persons; provided that with respect to any such Transfer,
                             --------
the Stockholder retains, as trustee or by some other means, the sole authority to vote such Subject Securities (including any Common Stock that may be acquired pursuant to any Vested Options);

          (b) a Transfer of Subject Securities by a JWC Holder to JWC Inc. or to an officer, employee or consultant of JWC Inc. or to a corporation or to a partnership (or other entity for collective investment, such as a fund) which is (and continues to be) controlled by, controlling or under common control with JWC Inc.;

          (c) a Transfer of Subject Securities (i) by a Management Holder to another Management Holder or (ii) from a JWC Holder to another JWC Holder;

          (d) a Transfer of Subject Securities between any Stockholder who is a natural person and such Stockholder's guardian or conservator; or

          (e) (i) a bona fide pledge of Subject Securities by a JWC Holder to a bank or financial institution [or (ii) any pledge existing at the date hereof of Subject Securities by a Management Holder].

No Permitted Transfer shall be effective unless and until the transferee of the Subject Securities so transferred executes and delivers to the Company an executed counterpart of this Agreement in accordance with Section 4.13 hereof.

          "PERMITTED TRANSFEREE" shall mean any Person who shall have acquired and who shall hold any Subject Securities pursuant to a Permitted Transfer.

          "PERSON" means an individual, corporation, partnership, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or other entity.

          "PROMISSORY NOTE" shall have the meaning set forth in Section 2.3(e).

          "PUBLIC FLOAT DATE" shall mean the first date on which shares of Common Stock shall have been sold pursuant to one or more Public Offerings in which the aggregate proceeds (before deducting underwriter discounts and commissions) to the Company and the selling stockholders, if any, of such shares equal or exceed $25 million.

          A "PUBLIC OFFERING" shall mean the completion of a sale of shares of Common Stock pursuant to a registration statement which has become effective under the 1933 Act, excluding registration statements on Form S-4 or Form S-8 or similar limited purpose forms.

          "PUT EVENT" shall have the meaning set forth in Section 2.3(a).

          "PUT NOTICE" shall have the meaning set forth in Section 2.3(a).

          "PUT OPTION" shall have the meaning set forth in Section 2.3(a).

          "PUT PERIOD" shall have the meaning set forth in Section 2.3(a).

          "PUT PRICE" shall mean, as of any date, a per share price equal to the remainder of (a) (i) the excess of (A) the product of 4.5 times EBITDA, over (B) the aggregate amount of the Consolidated Indebtedness as of the date of the most recently prepared consolidated balance sheet of the Company and its Subsidiaries, divided by (ii) the aggregate number of Common Stock Equivalents at the time outstanding, minus, (b) in the case of Vested Options, the per share exercise price payable in connection with such Vested Options.

          "PUT SECURITIES" shall have the meaning set forth in Section 2.3(a).

          "REGISTRABLE SECURITIES" shall mean, as of any date, with respect to any Stockholder, (a) all shares of Common Stock held by such Stockholder as of such date and (b) all shares of Common Stock that may be acquired as of such date by such Stockholder upon exercise of Vested Options; provided that, as to
                                                          --------
any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement (other than a registration statement on Form S-8) with respect to the sale or exchange of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (ii) a registration statement on Form S-8 with respect to such securities shall have become effective under the 1933 Act, (iii) such securities shall have been sold or acquired under a Rule 144 Transaction, or (iv) such securities have ceased to be outstanding.

          "RULE 144 TRANSACTION" means a transfer of Common Stock (a) complying with Rule 144 under the 1933 Act as such rule or a successor thereto is in effect on the date of such transfer (but only a sale pursuant to a "brokers transaction" as defined in clauses (i) and (ii) of paragraph (g) of Rule 144 as in effect on the date hereof) and (b) occurring at a time when the Common Stock is registered pursuant to Section 12 of the 1934 Act.

          "SALE REQUEST" shall have the meaning set forth in Section 2.5(a).

          "SCHEDULE OF STOCKHOLDERS" shall refer to the Schedule of Stockholders attached hereto as EXHIBIT A as from time to time amended pursuant to Section 4.2.

          "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

          "STOCKHOLDER" shall mean any party hereto other than the Company, including any Person who hereafter becomes a party to this Agreement pursuant to
Section 4.13 hereof.

          "STOCKHOLDER GROUP" shall mean any of (a) the JWC Holders taken as a group or (b) the Management Holders taken as a group. The Company shall not in any case be deemed to be a member of any Stockholder Group (whether or not the Company holds or repurchases any Common Stock Equivalents).

          "SUBJECT SECURITIES" shall mean any Common Stock or Vested Options now or hereafter held by any Stockholder.

          "SUBSIDIARY" with respect to any Person (the "parent") shall mean any Person of which such parent, at the time in respect of which such term is used,
(a) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interest, on a consolidated basis, or (b) owns directly or controls with power to vote, indirectly through one or more Subsidiaries, shares of capital stock or beneficial interest having the power to cast at least a majority of the votes entitled to be cast for the election of directors, trustees, managers or other officials having powers analogous to those of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

          "THIRD PARTY" means any Person other than the Company.

          "TRANSFER" shall mean to transfer, sell, assign, pledge, hypothecate, give, grant or create a security interest in or lien on, place in trust (voting or otherwise), assign an interest in or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any of the Subject Securities.

          "VESTED OPTIONS" shall mean, as of any date, options, warrants, securities and other rights to acquire from the Company, by exercise, conversion, exchange or otherwise, shares of Common Stock or securities convertible into Common Stock, but only to the extent that such options, warrants, securities and other rights are both, as of such date, (a) vested under the terms thereof or under any plan, agreement or instrument pursuant to which such options, warrants, securities and other rights were issued, and (b) so exchangeable, exercisable or convertible.


                                   ARTICLE II

                              Transfer Provisions
                              -------------------

          2.1  Restrictions on Transfers.
          ---  -------------------------

          (a) Without the prior written consent of the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders, no Stockholder shall Transfer all or any part of the Subject Securities at the time held by such Stockholder to any Person.

          (b) The provisions of this Section 2.1 shall not apply to a Transfer which is (i) a Permitted Transfer, (ii) pursuant to a Public Offering, or (iii) after a Public Offering, pursuant to a Rule 144 Transaction.

          2.2  Call by the Company.
               -------------------

          (a) (i) If the employment of a Management Holder by the Company or any of its Subsidiaries shall terminate (a "CALL EVENT") for any reason prior to the Public Float Date, then, subject to Section 2.2(a)(ii), the Company shall have the right to purchase (the "CALL OPTION"), by delivery of a written notice (the "CALL NOTICE") to such terminated Management Holder (with a copy thereof to the JWC Representative) no later than 90 days after the date of the Call Event (the "COMPANY CALL PERIOD"), and such Management Holder and such Management Holder's direct and indirect transferees (a "CALL GROUP") shall be required to sell, all or any portion of the Subject Securities which are held by the members of the Call Group on the date of such Call Event that (A) were originally issued by the Company to such Management Holder, and (B) were owned by such Management Holder or his direct or indirect transferees on the date of the Call Event (such Subject Securities to be purchased hereunder being referred to collectively as the "CALL SECURITIES") at, except as otherwise provided in Section 2.2(a)(ii) hereof, a price per share equal to the greater of (x) the Call Price of such Call Securities as of the date of the Call Event and (y) the Cost Price of such Call Securities.

              (ii) Notwithstanding anything set forth in this Section 2.2 to the contrary, in the event a Management Holder resigns without Good Reason from his employment with the Company or any of its Subsidiaries, or his employment is terminated for Cause by the Company or a Subsidiary, then the purchase price per share payable for the Call Securities shall be an amount equal to the Cost Price of such Call Securities.

          (b) The closing of any purchase of Call Securities by the Company from a Call Group pursuant to this Section 2.2 shall take place at the principal office of the Company on such date within 30 days after the expiration of the Company Call Period with respect to such

Call Group as the Company shall specify to the members of such Call Group in writing. At such closing, the members of the Call Group shall deliver, against payment for the Call Securities in accordance with Section 2.2(f) hereof, to the Company certificates and/or other instruments representing, together with stock or other appropriate powers duly endorsed with respect to, the Call Securities, free and clear of all claims, liens and encumbrances. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

          (c) Notwithstanding anything set forth in this Section 2.2 to the contrary, prior to the exercise by the Company of its Call Option to purchase Call Securities pursuant to this Section 2.2, one or more prospective or existing employees of the Company or any Subsidiary may be designated by the Chief Executive Officer of the Company, subject to the approval of the Board of Directors of the Company (individually, a "DESIGNATED EMPLOYEE" and, collectively, "DESIGNATED EMPLOYEES"), who shall have the right, but not the obligation, to exercise the Call Option and to acquire, in lieu of the Company, some or all (as determined by the Company) of the Call Securities that the Company is entitled to purchase from the Call Group hereunder, for cash and otherwise on the same terms and conditions as set forth in Section 2.2(b) which apply to the repurchase of Call Securities by the Company. Concurrently with any such purchase of Call Securities by any such Designated Employee, such Designated Employee shall execute a counterpart of this Agreement whereupon such Designated Employee shall be deemed a "Management Holder" and shall have the same rights and be bound by the same obligations as the other Management Holders hereunder. Payment under this Section 2.2(c) and under Section 2.2(d) below shall be made by a certified check or checks payable to the respective members of the Call Group, in an amount equal to the purchase price for such Call Securities under Section 2.2(a) hereof.

          (d) If and to the extent that, subsequent to a Call Event, (i) neither the Company nor any Designated Employee elects to exercise the Call Option by delivery of a Call Notice prior to the expiration of the Company Call Period with respect to such Management Holder in accordance with this Section 2.2 and
(ii) if applicable, the Management Holder has not delivered a Put Notice to the Company prior to the expiration of the Put Period with respect to such Management Holder in accordance with Section 2.3(a), then the JWC Holders, pro rata in accordance with the respective Common Stock Equivalents at the time held by the JWC Holders so exercising their rights under this Section 2.2(d), may exercise the Call Option in lieu of the Company and such Designated Employees by delivery of a Call Notice to such terminated Management Holder no later than 30 days after the expiration of the Company Call Period with respect to such Management Holder. The closing of any purchase of Call Securities by such JWC Holders shall take place on such date within 60 days after the expiration of the Company Call Period with respect to such Management Holder as the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders so exercising their rights under this Section 2.2(d) shall specify to the members of such Call Group in writing, provided that if any
                                                            --------
such JWC Holder fails to purchase all or a portion of the number of Call Securities which such JWC Holder may purchase pursuant to this Section 2.2(d), then the other JWC Holders so exercising their rights under this Section 2.2(d) shall be entitled to purchase such Call Securities (pro rata based upon their respective Common Stock Equivalents at the time held, or as otherwise agreed, by such JWC Holders).

          (e) If none of the Company, any Designated Employees or any JWC Holders elects to exercise the Call Option and deliver a Call Notice within 120 days after the date of the Call Event, then the Call Option provided for in this
Section 2.2 shall terminate, but such Management Holder and his direct and indirect transferees shall continue to hold such Call Securities pursuant to all of the other provisions of this Agreement, including Sections 2.1 and 2.5 hereof.

          (f) At each closing for the purchase of Call Securities to be purchased pursuant to Section 2.2(a) above, the Company shall repurchase such Call Securities for cash (by delivery of a certified check or checks payable to the Management Holder or his direct or indirect transferees, as the case may
be). If an agreement or indenture governing indebtedness for borrowed money of the Company or any Subsidiary contains a restriction on the amount of Call Securities that can be repurchased from any terminated Management Holder or his direct or indirect transferees in any given fiscal year of the Company, the maximum amount which the Company shall be permitted to pay in such fiscal year for the repurchase of Call Securities pursuant to Section 2.2 hereof from a terminated Management Holder or his transferees shall be, in the aggregate, (x) the maximum amount permitted by such agreement or indenture for the fiscal year of the Company in which such Management Holder terminates his employment with the Company, less
(y) the aggregate amount previously paid by the Company to repurchase Call Securities from any other Management Holder whose employment with the Company terminated in such fiscal year.



          2.3  Put by Management Holders.
               -------------------------

          (a) (i) If the employment of any Management Holder by the Company or any Subsidiary shall be terminated for any reason (other than for Cause or upon a resignation without Good Reason) prior to the Public Float Date (any such termination being hereinafter referred to as a "PUT EVENT"), any such terminated or resigning Management Holder and his direct and indirect transferees shall have the right (the "PUT OPTION"), subject to Section 2.3(a)(ii) below, by delivery of one or more written notices to the Company (with copies to each Non-Initiating Management Holder and JWC Holder) (the "PUT NOTICE") during the 30-day period beginning on the date of the Put Event (the "PUT PERIOD"), to cause the Company to purchase, and the Company shall purchase, all of the Subject Securities that (x) were originally issued by the Company to such Management Holder, and (y) were owned by such Management Holder or his direct or indirect transferees on the date of the Put Event (such Subject Securities to be purchased hereunder being referred to collectively as the "PUT SECURITIES"), at the Put Price of such Put Securities as of the date of the Put Event. Neither termination for Cause nor resignation without Good Reason shall constitute a Put Event.

              (ii) If and to the extent that, subsequent to a Put Event and prior to the expiration of the Put Period with respect to such Management Holder, the Management Holder and his direct and indirect transferees do not elect to exercise the Put Option by delivery of a Put Notice to the Company in accordance with this Section 2.3, all of the Management Holder's and such transferees' rights to sell Put Securities to the Company pursuant to this Section 2.3 shall terminate.

          (b) The closing of the purchase of any Put Securities from a Management Holder or his direct and indirect transferees pursuant to this
Section 2.3 shall take place at the principal office of the Company on such date within 30 days after the expiration of the Put Period with respect to such Management Holder as the Company shall specify to such Management Holder and his direct and indirect transferees in writing. At any closing pursuant to this
Section 2.3, the Company shall deliver the payment for the Put Securities in accordance with Section 2.3(e) hereof against delivery of certificates and/or other instruments representing, together with stock or other appropriate powers duly endorsed with respect to, the Put Securities specified in the Put Notice, free and clear of all claims, liens and encumbrances.

          (c) The Company shall have the right, but not in any case the obligation, to satisfy its obligations pursuant to this Section 2.3 by allowing the Management Holders other than the Management Holder and his direct and indirect transferees, if any, exercising his rights under this Section 2.3 (the "NON-INITIATING MANAGEMENT HOLDERS"), to purchase all or any portion of the Put Securities, pro rata in accordance with the Common Stock Equivalents at the time held by such Non-Initiating Management Holders (with rights to over-allotment to the other Non-Initiating Management Holders should any Non-Initiating Management Holder choose to purchase none (or less than its pro rata share) of such Put Securities under this Section 2.3(c)). Each Non-Initiating Management Holder shall, within 30 days after the receipt of the Put Notice by it, notify the Company if such Non-Initiating Management Holder wishes to purchase all or any portion of its pro rata share of the Put Securities at the Put Price. At the closing of the purchase of the Put Securities in accordance with Section 2.3(b) above, each Non-Initiating Management Holder purchasing Put Securities shall deliver a certified check or checks payable to the Management Holder or his direct or indirect transferees, as the case may be, selling Put Secu-rities as specified in the Put Notice, in an aggregate amount equal to the Put Price for such Put Securities, against delivery of certificates and/or other instruments representing the Put Securities to be purchased by it in accordance with this Section 2.3(c), free and clear of all claims, liens and encumbrances, together with stock or other appropriate powers therefor duly endorsed.

          (d) If and to the extent that, subsequent to a Put Event, the Non-Initiating Management Holders elect to purchase fewer than all of the Put Securities by delivery of written notice to the Company pursuant to Section 2.3(c), the Company shall have the right, but not in any case the obligation, to satisfy its obligations pursuant to this Section 2.3 by allowing the JWC Holders to purchase all or any portion of the Put Securities, pro rata in accordance with the Common Stock Equivalents at the time held by such JWC Holders (with
rights to over-allotment to the   JWC Holders should any JWC Holder choose to
purchase none (or less than its pro rata share) of such Put Securities under this Section 2.3(c)). The procedures by which such JWC Holders shall notify the Company and purchase the Put Securities shall be identical in all respects to the procedures provided for in Section 2.3(c) for the Non-Initiating Management Holders.

          (e) Notwithstanding anything to the contrary set forth herein, the Company shall not be required to purchase Put Securities pursuant to this
Section 2.3 (i) after the Public Float Date, (ii) if, after giving effect to such purchase, the Company would be (or with the lapse of time or the giving of notice would be) in default under any of the agreements and indentures governing indebtedness for borrowed money of the Company or any Subsidiary or (iii) if the Company does not at the time have sufficient funds legally available for such purchase.

          (f) At each closing for the purchase of Put Securities to be purchased pursuant to Section 2.3(a)(i) above, such Subject Securities shall, subject to
Section 2.3(f) below, be purchased as follows: to the extent (and only to the extent) that (i) funds are legally available for the repurchase of equity securities of the Company and (ii) the Company is permitted to repurchase for cash equity securities of terminated employees pursuant to the agreements and indentures governing indebt-edness for borrowed money of the Company or any Subsidiary, the Company shall repurchase such Put Securities for cash (by delivery of a certified check or checks payable to the Management Holder or his direct or indirect transferees, as the case may be). If the Company is unable pursuant to the foregoing provisions of this Section 2.3(e) to purchase for cash any Put Securities from any terminated Management Holder or his direct or indirect transferees, the purchase price therefor shall be paid by delivery of a subordinated promissory note (each a "Promissory Note") substantially in the form attached hereto as Exhibit B in an original principal amount equal to the purchase price of such Put Securities not so paid in cash. If an agreement or indenture referred to in clause (ii) above contains a restriction on the amount of Put Securities that can be repurchased from any terminated Management Holder or his direct or indirect transferees in any given fiscal year of the Company, the maximum amount which the Company shall be required to apply to the repurchase of Put Securities pursuant to this Section 2.3 in such fiscal year shall be, in the aggregate, (x) the maximum amount permitted by such agreement or indenture for the fiscal year of the Company in which such Management Holder terminates his employment with the Company, less (y) the aggregate amount previously paid by the Company to repurchase Put Securities from any other Management Holder whose employment with the Company terminated in such fiscal year.

          (g) Any amounts which would otherwise be available with respect to any fiscal year of the Company for the repurchase of Put Securities and Call Securities shall first be applied to prepayment of outstanding Promissory Notes issued under Section 2.3(e) and any payment-in-kind Promissory Notes issued in payment of interest, in the order in which such Promissory Notes were issued, until all such Promissory Notes have been prepaid in accordance herewith. Prepayments shall be applied first to accrued and unpaid interest and second to principal.

          2.4  Tagalong.  Except as provided in Section 2.2 or 2.3 hereof, no
               --------
Stockholder shall Transfer (in one or a series of transactions within any 24-month period) any Subject Securities representing more than ten percent (10%) of the Common Stock Equivalents held by such Stockholder on the date of execution of this Agreement by such stockholder, to a Third Party without complying with the terms and conditions set forth in this Section 2.4, as applicable; provided that this Section 2.4 shall not in any way limit or affect the
--------
restrictions of Section 2.1, and any Stockholder may be an Initiating Stockholder (as defined below) under this Section 2.4 only if such Transfer is permitted under Section 2.1:

          (a) Any Stockholder (the "Initiating Stockholder") desiring to Transfer such Subject Securities shall give not less than 10 days' prior written notice of such intended Transfer to each other Stockholder ("Participating Offerees") and to the Company. Such notice (the "Participation Notice") shall set forth the terms and conditions of such proposed Transfer, including the name of the prospective transferee, the number of Common Stock Equivalents proposed to be transferred (the "Participation Securities") by the Initiating Stockholder, the purchase price per share proposed to be paid therefor and the payment terms and type of Transfer to be effectuated. Within 15 days following the delivery of the Participation Notice by the Initiating Stockholder to each Participating Offeree and to the Company, each Participating Offeree shall, by notice in writing to the Initiating Stockholder and to the Company, have the opportunity and right to sell to the purchasers in such proposed Transfer (upon the same terms and conditions as the Initiating Stockholder) up to that number of Subject Securities representing Common Stock Equivalents at the time held by such Participating Offeree as shall equal the product of (i) a fraction, the numerator of which is the number of Common Stock Equivalents owned by such Participating Offeree as of the date of such proposed Transfer and the denominator of which is the aggregate number of Common Stock Equivalents owned as of the date of such Participation Notice by each Initiating Stockholder and by all Participating Offerees so electing to sell Subject Securities pursuant to this Section 2.4(a), multiplied by (ii) the number of Participation Securities. The amount of Participation Securities to be sold by any Initiating Stockholder shall be reduced to the extent necessary to provide for such sales of Subject Securities by Participating Offerees.

          (b) At the closing of any proposed Transfer in respect of which a Participation Notice has been delivered, the Initiating Stockholder, together with all Participating Offerees so electing to sell Subject Securities pursuant to this Section 2.4(a) shall deliver to the proposed transferee certificates and/or other in-struments representing the Subject Securities to be sold, free and clear of all liens and encumbrances, together with stock or other appropriate powers duly endorsed therefor, and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Subject Securities as described in the Participation Notice.

          (c) The provisions of this Section 2.4 shall not apply to (i) any Transfer pursuant to a Public Offering, (ii) following a Public Offering, pursuant to a Rule 144 Transaction or (iii) any Transfers pursuant to Section
2.5 hereof.

          2.5  Dragalong.
               ---------

          (a) If Stockholders holding at least a majority of Common Stock Equivalents at the time held by the Stockholders (the "Dragalong Group") determine to sell or exchange (in a sale or exchange of securities of the Company or in a merger, consolidation or other business combination or any similar transaction) in one or a series of bona fide arms-length transactions to an unrelated and unaffiliated Third party fifty percent (50%) or more of the Subject Securities at the time held by them (the actual percentage of the total number of Subject Securities held by the Dragalong Group represented by the Subject Securities determined to be so sold or exchanged being referred to as the "Dragalong Percentage"), then, upon 30 days' written notice from the Dragalong Group to the other Stockholders, which notice shall include reasonable details of the proposed sale or exchange including the proposed time and place of closing and the consideration to be received by the Dragalong Group (such notice being referred to as the "Sale Request"), each other Stockholder shall be obligated to, and shall, (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to such Third Party the Dragalong Percentage of the Subject Securities at the time held by such Stockholder, in the same transaction at the closing thereof and shall (A) execute and deliver such agreements for the purchase of such Subject Securities and other agreements, instruments and certificates as the members of the Dragalong Group shall execute and deliver in connection with such proposed transaction and (B) deliver certificates and/or other instruments representing all of such Stockholder's Subject Securities, together with stock or other appropriate powers therefor duly executed, at the closing, free and clear of all claims, liens and encumbrances), and each Stockholder shall receive upon the closing of such transaction the same per share consideration to be paid or delivered by the proposed transferee in respect of such Stockholder's Subject Securities as shall be payable to the members of the Dragalong Group in respect of their Subject Securities, and (ii) if stockholder approval of the transaction is required, vote such Stockholder's Common Stock in favor thereof.

          (b) The provisions of this Section 2.5 shall not apply to any Transfer
(i) pursuant to a Public Offering or (ii) pursuant to a Permitted Transfer.

          2.6  [Reserved]

          2.7  Restrictions on Other Agreements.  Except for JWC Holders as
               --------------------------------
provided in Sections 4.8 and 4.9, no Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Subject Securities nor shall any Stockholder enter into any stockholders agreements or arrangements of any kind with any Person with respect to any of the Subject Securities on terms which conflict with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Common Stock Equivalents that are not parties to this Agreement), including but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Subject Securities inconsistent herewith.

          2.8  Stockholder Action.  Each Stockholder agrees that, in such
               ------------------
Stockholder's capacity as a stockholder of the Company, such Stockholder shall, pursuant to Section 2.5 hereof, vote, or grant proxies relating to the Common Stock at the time held by such Stockholder to vote, all of such Stockholder's Common Stock in favor of any sale or exchange of securities of the Company or any merger, consolidation or other business combination or any similar transaction pursuant to Section 2.5 hereof if, and to the extent that, approval of the Company's stockholders is required in order to effect such transaction.

                                  ARTICLE III

                              Registration Rights
                              -------------------

          3.1  General.  For purposes of this Article III: (a) the terms
               -------
"register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement on Form S-1, S-2 or S-3 in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement; and (b) the term "Holder" means any Stockholder.

          3.2  Piggyback Registration.  If, at any time, the Company determines
               ----------------------
to register any Public Offering of any of the Common Stock Equivalents for the account of any JWC Holder under the 1933 Act in connection with the public offering of such securities, the Company shall, at each such time, promptly give each Holder written notice of such determination no later than 30 days before its intended filing with the SEC. Upon the written request of any Holder received by the Company within 10 days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities of such Holder that such Holder has requested be registered. If the total amount of Registrable Securities that are to be included by the Company in such registration exceeds the amount of secu-rities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, in the following order:

                        (i) first, all securities of the Company to be offered for the account of the Company; and

                        (ii) second, the Registrable Securities, pro rata based on the number of Registrable Securities held by each Holder seeking to have Registrable Securities included in such registration.

          3.3  Obligations of the Company.
               --------------------------

          (a) Whenever required under Section 3.2 hereof to use its best efforts to effect the registration of any Registrable Securities, the Company shall:

                        (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, including, without limitation, filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current;

                        (ii) as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement and to keep each registration and qualification under this Agreement effective (and in compliance with the 1933 Act) by such actions as may be necessary or appropriate for a period of 90 days after the effective date of such registration statement (unless all securities covered by such registration statement are sooner disposed of), all as requested by such Holder or Holders;

                        (iii) as expeditiously as reasonably possible furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them in accordance with the plan of distribution provided for in such registration statement;

                        (iv) as expeditiously as reasonably possible use its best efforts to register and qualify the securities covered by such registration statement under such securities or "blue sky" laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement; provided that the
                                                              --------
        Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction; and further provided that
                                                                 --------
        (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders pro rata, to the extent required by such jurisdiction;

                        (v) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or

        Holder promptly prepare to furnish to such seller or Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                        (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section ll(a) of the 1933 Act, and will furnish to each such seller at least 2 Business Days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected, except to the extent required by law, on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or of the rules or regulations thereunder;

                        (vii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                        (viii) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any class of Registrable Securities is then listed.

          (b) The Company will furnish to each Holder on whose behalf Registrable Securities have been registered pursuant to this Agreement a signed counterpart, addressed to such Holder, of (i) an opinion of counsel for the Company dated the effective date of such registration statement, and (ii) a so-called "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, and such opinion of counsel and accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with underwritten public offerings of securities.

          (c) If the Company at any time proposes to register any of its securities under the Securities Act subject to the piggyback registration rights of the Holders under Section 3.2 hereof, and such securities are to be distributed by or through one or more underwriters, then the Company will make reasonable efforts, if requested by any Holder of Registrable Securities who requests registration of Registrable Securities in connection therewith pursuant to Section 3.2 hereof, to arrange for such underwriters to include such Registrable Securities among the securities to be distributed by or through such underwriters.

          (d) In connection with the preparation and filing of each registration statement registering Registrable Securities under this Agreement, the Company will give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be reasonably necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the 1933 Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supple-ment or any other document filed with respect to a registration under this Agreement shall be subject to review and reasonable approval by the Holders registering Registrable Securities in such registration and by their counsel.

          3.4  Furnish Information.  It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to this Article III that each Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

          3.5  Expenses of Registration.  All expenses incurred in connection
               ------------------------
with a registration pursuant to Section 3.2 hereof (excluding underwriters' discounts and commissions, which shall be borne by the sellers), including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the holders of a majority in interest of such Holders based on the number of Registrable Securities included in such registration) shall be borne by the Company.

          3.6  Underwriting Requirements.  In connection with any underwritten
               -------------------------
registration of Registrable Securities under this Agreement, the Company shall, if requested by the Company or the underwriters for any Registrable Securities included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The Holders on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall be also made to and for the benefit of such Holders of Registrable Securities. Such underwriting agreement shall comply with Section 3.7.

          3.7  Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement pursuant to this Article III:

          (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder joining in a registration, any underwriter (as defined in the 1933 Act) for it, and each Person, if any, who controls such Holder or such underwriter within the meaning of the 1933 Act, from and against any losses, claims, damages, expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made or arise out of any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; provided that the indemnity agreement
                                       --------
contained in this Section 3.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to anyone for any such loss claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, under-writer or control person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

          (b) To the fullest extent permitted by law, each Holder joining in a registration shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the 1933 Act, and each agent and any underwriter for the Company and any Person who controls any such agent or underwriter and each other Holder and any Person who controls such Holder (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, control person, agent, underwriter or other Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder with respect to such Holder expressly for use in connection with such registration, and such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, control person, agent, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity obligation of each such
                             --------
Holder hereunder shall be limited to and shall not exceed the proceeds actually received by such Holder upon a sale of Registrable Securities pursuant to a registration statement hereunder; provided, further that the indemnity agreement
                                  --------
contained in this Section 3.7(b) shall not apply to amounts paid in settlements effected without the consent of such Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such direc-tor, officer, Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

          (c) Any person seeking indemnification under this Section 3.7 will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, but the failure to give such notice will not affect the right to indemnification hereunder, (except to the extent the indemnifying party is materially prejudiced by such failure) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

          (d) If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 3.7, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage expense or liability in such proportion as is appropriate to reflect the relative benefits received by the applicable indemnifying party, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the applicable indemnifying party and any applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

          3.8  Rule 144.  With a view to making available to the Holders and
               --------
their transferees the benefits of Rule 144 and Rule 144A under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to take all action that may be required as a condition to the availability after a public offering of Rule 144, Rule 144A or such other rules or regulations, including without limitation to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to 90 days after the effective date of the first registration statement covering an underwritten public offering filed by the Company;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act (including, without limitation, under Section 13 or Section 15 of the 1934 Act); and

          (c) furnish to any Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of said first registration statement filed by the Company), and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

          3.9  Market Stand-Off Agreement.  Each Stockholder agrees not to sell
               --------------------------
or otherwise transfer or dis-
pose of any Common Stock (or other securities) of the Company at the time held by such Stockholder (other than securities included in the applicable registration statement or shares purchased in the public market after the effective date of registration) or any interest or future interest therein during such period (not to exceed 180 days) as is mutually acceptable to a majority in interest of Stockholders and the underwriter following the effective date of each registration statement of the Company filed under the 1933 Act which includes securities of the Company to be sold to the public in an underwritten offer.


                                   ARTICLE IV

                     Certain Miscellaneous Other Provisions
                     --------------------------------------

          4.1  Remedies.  The parties to this Agreement acknowledge and agree
               --------
that the covenants of the Company and the Stockholders set forth in this Agreement may be enforced in equity by a decree requiring specific performance. Without limiting the foregoing, if any dispute arises concerning the sale or other disposition of any of the securities of the Company subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, the parties to this Agreement agree that an injunction may be issued in connection therewith. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

          4.2  Entire Agreement; Amendment; Termination.
               ----------------------------------------

          (a) This Agreement, together with the Acquisition Agreement, sets forth the entire understanding of the parties, and supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof.

          (b) The Schedule of Stockholders may be amended in writing by the Company to reflect changes in the composition of the Stockholders and changes in their addresses or telecopy numbers that may occur from time to time as a result of Permitted Transfers or Transfers permitted under Article II hereof. Amendments to the Schedule of Stockholders reflecting Permitted Transfers or Transfers permitted under Article II hereof shall become effective when the amended Schedule of Stockholders, and a copy of the Agreement as executed by any new transferee in accordance with Section 4.14, are filed with the Company.

          (c) Any other amendment to this Agreement shall be in writing and shall require the written consent of (a) the Company, (b) either the JWC Representative or the holders of a majority of Common Stock Equivalents at the time held by the JWC Holders, and, (c) if adverse to the interests of a particular Stockholder or Stockholder Group, that Stockholder or the holders of a majority of the Common Stock Equivalents at the time held by that Stockholder Group, as the case may be.

          (d) Notwithstanding the foregoing provisions of this Section 4.2, this Agreement may be terminated at any time upon the written consent of (i) the Company and (ii) the holders of a majority of the Common Stock Equivalents at the time held by the Management Holders and the JWC Holders (or the JWC Representative), voting together as a single group.

          4.3  Severability.  The invalidity or unenforceability of any
               ------------
particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

          4.4  Notices.  All notices, consents and other communications
               -------
required, or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given (i) 3 Business Days after mailing by first class certified mail, postage prepaid, (ii) when delivered by hand, (iii) upon confirmation of receipt by telecopy, or (iv) 1 Business Day after sending by overnight delivery service, to the respective addresses of the parties set forth below:

          (a) For notices and communications to the Company:

               c/o J.W. Childs Associates, L.P.
               One Federal Street
               Boston, MA 02110
               Attention:  Steven G. Segal
                   Telecopy: (617) 753-1101

          (b) For notices and communications to the Stockholders, to the respective addresses set forth in the Schedule of Stockholders.

          (c) With a copy in the case of the JWC Holders to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               One Beacon Street
               Boston, MA 02108-3194
               Attention:  Louis A. Goodman, Esq.
                   Telecopy: (617) 573-4822

By notice complying with the foregoing provisions of this Section 4.4, each party shall have the right to change the mailing address for future notices and communications to such party.

          4.5  Binding Effect; Assignment.  This Agreement shall be binding upon
               --------------------------
and inure to the benefit of the parties hereto and to their respective transferees, successors, assigns, heirs and administrators; provided that the
                                                            --------
rights under this Agreement may not be assigned except as expressly provided herein. No such assignment shall relieve an assignor of its obligations hereunder.

          4.6  Termination.  Without affecting any other provision of this
               -----------
Agreement requiring termination of any rights in favor of any Stockholder, Permitted Transferee or any other transferee of Common Stock Equivalents, the provisions of Articles II and III of this Agreement shall terminate as to such Stockholder, Permitted Transferee or other transferee, when, pursuant to and in accordance with this Agreement, such Stockholder, Permitted Transferee or other transferee, as the case may be, no longer owns any Common Stock Equivalents.

          4.7  Recapitalization, Exchanges, etc.  The provisions of this
               ---------------------------------
Agreement shall apply, to the full extent set forth herein with respect to Common Stock Equivalents, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Common Stock Equivalents, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any such events, amounts hereunder shall be appropriately adjusted.

          4.8  JWC Representative.  Each JWC Holder hereby designates and
               ------------------
appoints (and each Permitted Transferee of each such JWC Holder shall be deemed to have so designated and appointed) Steven G. Segal, with full power of substitution (the "JWC Representative") the representative of each such Person to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any such Person and hereby acknowledges that the JWC Representative shall be the only Person authorized to take any action so required, authorized or contemplated by this Agreement by each such Person.
Each such Person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Person. Each such person hereby authorizes (and each Permitted Transferee shall be deemed to have authorized) the other parties hereto to disregard any notice or other action taken by such Person pursuant to this Agreement except for the JWC Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the JWC Representative and are and will be entitled and authorized to give notices only to the JWC Representative for any notice contemplated by this Agreement to be given to any such Person. A successor to the JWC Representative may be chosen by the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders; provided that written notice thereof is given by the
                         --------
successor JWC Representative to the Company, the Management Holders and the other JWC Holders. Each of the JWC Holders agrees to be bound by all of the provisions of paragraph 3.07 of the First Amended and Restated Agreement of Limited Partnership of J.W. Childs Equity Partners, L.P. dated as of December 20, 1995 (the "Equity Partners Agreement") including without limitation, the provisions of paragraph 3.07(b) thereof, and further agrees to be bound by the confidentiality provisions set forth in paragraph 14.08 of the Equity Partners Agreement as if such JWC Holder were a limited partner under the Equity Partners Agreement.

          4.9  Action Necessary to Effectuate the Agreement.  The parties hereto
               --------------------------------------------
agree to use their reasonable best efforts to take or cause to be taken all such cor-porate and other action as may be necessary to effect the intent and purposes of this Agreement.

          4.10 Purchase for Investment; Legend on Certificate.  Each Stockholder
               ----------------------------------------------
acknowledges that all of the securities of the Company held by such Stockholder are being (or have been) acquired for investment and not with a view to the distribution thereof and that no transfer, hypothecation or assignment of any such securities (including the Common Stock for which such securities may be exercisable or exchangeable or into which such securities may be convertible) may be made except in compliance with applicable federal and state securities laws. All the certificates or other instruments representing any of such securities (including the Common Stock for which such securities may be exercisable or exchangeable or into which such securities may be convertible) which are now or hereafter held by any Stockholder shall be subject to the terms of this Agreement and shall have endorsed in writing, stamped or printed, thereon the following legend:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF _____________ ___, 1997, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF THE COMPANY."

          4.11 Effectiveness of Transfers.  Any Subject Securities transferred
               --------------------------
by a Stockholder (other than pursuant to an effective registration statement under the 1933 Act or a Rule 144 Transaction) shall be held by the transferee thereof pursuant to this Agreement. Such transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of a Stockholder under this Agreement automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the dates of such transfer, then such transferee, as a condition to such transfer, shall confirm such transferee's obligations hereunder in accordance with Section 4.12 hereof. The Subject Securities shall not be transferred on the Company's books and records, and no transfer thereof shall be otherwise effective, unless any such transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the

Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

          4.12 Additional Stockholders.  Any Person acquiring any Subject
               -----------------------
Securities (except for any acquisition thereof (a) in an offering registered under the 1933 Act or (b) in a Rule 144 Transaction) shall on or before the transfer or issuance to it of such Subject Securities, sign a counterpart signature page hereto in form reasonably satisfactory to the Company and the JWC Representative and shall thereby become a party to this Agreement; provided that
                                                                   --------
a transferee which is a pledgee and within the definition of a Permitted Transferee shall not be obligated so to agree until foreclosure on its pledge. The Company shall require each Person acquiring an option, warrant or other right to purchase shares of Common Stock under any option or other equity participation plan to execute a counterpart signature page hereto.

          4.13 No Waiver.  No course of dealing and no delay on the part of any
               ---------
party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          4.14 Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          4.15 Headings, etc.  All headings and captions in this Agreement are
               -------------
for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement. Words used in this Agreement, regardless of the gender and number used, will be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. The words "this Agreement", "hereto", "herein", "hereunder", "hereof", and words or phrases of similar import refer to this Agreement as a whole, together with any and all Schedules and Exhibits hereto, and not to any particular article, section, subsection, paragraph, clause or other portion of this Agreement.

          4.16 Governing Law.  This Agreement shall be construed under and
               -------------
governed by the substantive and procedural laws of The Commonwealth of Massachusetts applicable to a contract executed in and wholly performed within Massachusetts.

          4.17 Effective Time.  Notwithstanding anything in this Agreement to
               --------------
the contrary, this Agreement shall become binding and effective as of the date of the Closing (as defined in the Merger Agreement).

                 [Signatures on Following Pages]

                       UNIVERSAL HOSPITAL SERVICES, INC.

                            Stockholders' Agreement


                           Counterpart Signature Page
                           --------------------------

          IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first set forth above.

          THE COMPANY:

                    UNIVERSAL HOSPITAL
                      SERVICES, INC.


                    By:________________________
                       Name:
                       Title:

                       UNIVERSAL HOSPITAL SERVICES, INC.

                            Stockholders' Agreement


                     Additional Counterpart Signature Page
                     -------------------------------------


                                THE MANAGEMENT HOLDERS:



                              ---------------------------
                                    Print Name:

                       UNIVERSAL HOSPITAL SERVICES, INC.

                            Stockholders' Agreement


                     Additional Counterpart Signature Page
                     -------------------------------------


                                THE JWC HOLDERS:

                                        J.W. CHILDS EQUITY
                                        PARTNERS, L.P.


                                        By:     J.W. Childs Advisors, L.P., its
                                                general partner

                                        By:     J.W. Childs Associates, L.P.,
                                                its general partner

                                        By:     J.W. Childs Associates, Inc.,
                                                its general partner



------------------------                By:_______________________
Steven G. Segal                            Title:


------------------------
Print Name:


          By executing above, each of the foregoing JWC Holders acknowledges that, pursuant to Section 4.8 of this Stockholders' Agreement, each of the foregoing JWC Holders has designated and appointed Steven G. Segal as its sole representative to perform all acts as are required, authorized or contemplated by this Stockholders' Agreement, all as set forth in such Section 4.8.

                                                                       EXHIBIT A



                       UNIVERSAL HOSPITAL SERVICES, INC.

                            STOCKHOLDERS' AGREEMENT
                            -----------------------



                            SCHEDULE OF STOCKHOLDERS
                            ------------------------

                                                                       EXHIBIT B



                       UNIVERSAL HOSPITAL SERVICES, INC.

                            STOCKHOLDERS' AGREEMENT
                            -----------------------



                            FORM OF PROMISSORY NOTE
                            -----------------------



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAW.

AS PROVIDED IN THIS NOTE, PAYMENT OF PRINCIPAL OF AND INTEREST ON THIS NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO ALL "SENIOR DEBT" (AS SUCH TERM IS DEFINED IN THIS NOTE).

                       UNIVERSAL HOSPITAL SERVICES, INC.

                           SUBORDINATED NOTE DUE 20__

                                                          Boston, Massachusetts
U.S. $_________                                           _____________ __, 19

     FOR VALUE RECEIVED, the undersigned, Universal Hospital Services, Inc., a Minnesota corporation (the "Company"), hereby promises to pay to __________, a __________ with a business address at _______________(facsimile number __________) (the "holder"), on [I.E. 10 YEARS AFTER THE DATE OF ISSUANCE], the
                  ------
principal amount of __________United States Dollars (U.S.$__________ ) or such part thereof as then remains unpaid, with interest (computed on the basis of a 365/6-day year and the actual number of days elapsed) on the unpaid principal amount hereof at a rate per annum equal to the Applicable Rate (as defined in
Section 4) from the date hereof payable semiannually on the last day of May and November in each year (each such date is hereinafter referred to as a "Payment
                                                                       -------
Date"), beginning on __________, 19__, until such principal amount shall become
----
due and payable (whether at maturity or a date fixed for payment or prepayment or by acceleration or otherwise).

Universal Hospital Services, Inc.
Subordinated Note Due 20__
Page 2


     1.   The Note.  All payments of principal, interest and other amounts
          --------
payable on or in respect of this Note or the indebtedness evidenced hereby shall be made at the address of the holder specified herein. All payments received in respect of the indebtedness evidenced by this Note shall, subject to the provisions of Section 5 hereof, be applied first to interest hereon accrued to the date of payment, then to the payment of other amounts (except principal) at the time due and unpaid hereunder, and finally to the unpaid principal hereof.

     If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to any payment of principal, interest thereon shall be payable at the then Applicable Rate during such extension.

     2.   Payment Provisions.
          ------------------

          2.1 On __________ __, ____ [I.E. THE MATURITY DATE] or on any accelerated maturity of this Note, the Company will pay to the holder hereof the entire principal amount of this Note then outstanding, without premium, but together with accrued and unpaid interest thereon. The Company may at any time or from time to time prepay all or any part of the outstanding principal amount of this Note at the principal amount thereof, without premium, but together with accrued and unpaid interest thereon.

          2.2 Except as otherwise expressly provided herein, payments on account of principal and interest with respect to this Note shall be made by mailing a check or money order to the holder hereof at the address of such holder appearing herein and without the necessity of any presentment or notation of payment, except upon payment in full, and the amount of principal so paid on this Note shall be regarded as having been retired and canceled at the time of the mailing of such payment. The holder of this Note, before any transfer thereof, shall make a notation thereon of the date to which interest has been paid and of all principal payments theretofore made thereon and shall in writing notify the Company of the name and address of the transferee. Anything herein to the contrary notwithstanding, the Company may elect to pay interest payable on any Payment Date occurring on or before __________ __, ____, in lieu of cash interest payments, by issuing and delivering a note (each, a "Paid-in-Kind Interest Note") to the holder hereof having an aggregate original principal amount equal to the accrued and unpaid interest on this Note and otherwise containing the same terms and provisions as this Note.

     3.   Defaults.
          --------

          3.1 Events of Default.  If any one or more Events of Default shall
          --- -----------------
occur and be continuing, then and in each and every such case, the holder may proceed to protect and enforce his rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition

Universal Hospital Services, Inc.
Subordinated Note Due 20__
Page 3

contained in this Note, or in aid of the exercise of any power granted in this Note, and may by notice in writing to the Company declare all or any part of the unpaid balance of this Note then outstanding to be forthwith due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the holder may proceed to enforce payment of such balance or part thereof in such manner as he may elect, except in each and every such case to the extent the foregoing rights of the holder hereof are restricted by the provisions of Section 5 hereof.

          3.2   Annulment of Defaults.  An Event of Default shall not be deemed
                ---------------------
to have occurred or to be in existence for any purpose of this Note if the holder shall have waived such Event of Default in writing or stated in writing that the same has been cured to such holder' s satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any of the rights of the holder upon the occurrence thereof.

          3.3   Waivers.  The Company hereby waives to the extent not prohibited
                -------
by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any instrument executed and delivered in connection with this Note), protests, notices or protest, and notices of dishonor in connection with this Note.

     4.   Definitions.  For purposes of this Note:
          -----------

          4.1 "Applicable Rate" shall mean, for any period, the weighted average
               ---------------
of the daily interest rates for such period applicable to all borrowings by the Company outstanding during such period under the Credit Agreement, as determined by the Company in accordance with sound financial practice; provided, however,
                                                            --------  -------
that if the Company is not party to any Credit Agreement during any (or any portion of any) period, the Applicable Rate during such (or such portion of such) period shall be equal to the Prime Rate plus one percent (1%).
                                              ----
Notwithstanding anything in this Note to the contrary, the interest rate hereunder shall not exceed the maximum legal rate.

          4.2 "Bankruptcy Code" shall mean 11 U.S.C. (S) 101 et seq., and the
               ---------------                               -- ----
rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

          4.3 "Business Day" shall mean any day other than a Saturday or a
               ------------
Sunday or a day on which commercial banking institutions in Boston, Massachusetts or New York, New York are authorized or required by applicable law to be closed.

          4.4 "Code" shall mean the Internal Revenue Code of 1986, as amended,
               ----
or any successor federal law of similar import.

Universal Hospital Services, Inc.
Subordinated Note Due 20__
Page 4

          4.5 "Credit Agreement" shall mean that Credit Agreement dated as of [
               ----------------
], 1997 by and among the Company, [                    ], the lenders from time
to time party thereto, __________, as administrative agent, and [
], as Collateral Agent, as amended and in effect from time to time.

          4.6 "Debt" shall mean (a) indebtedness for borrowed money, (b)
               ----
obligations evidenced by bonds, debentures, notes or other similar instruments,
(c) obligations to pay the deferred purchase price of property (other than trade accounts payable), (d) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capitalized leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of the kinds referred to in clauses (a) through (d) above.

          4.7 "Event of Default" shall mean the occurrence and continuance of
               ----------------
any of the following events:

              (a) The Company shall have failed, for a period of thirty (30) days after written notice thereof, to make any principal, interest, fee or other payment on any of the indebtedness evidenced by this Note or pursuant to any provision of this Note (notwithstanding that such payment shall have been suspended pursuant to the subordination provisions hereof); or

              (b) The Company shall have failed duly to observe or perform in any material respect any other covenant, agreement or provision contained in this Note other than those referred to in subdivision (a) above, and such failure shall have continued for a period of thirty (30) days after written notice thereof from the holder of this Note to the Company; or

              (c)  The Company shall:

                        (i) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors, the commencement of such a voluntary case;

                        (ii) (A) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within sixty (60) days after the date on which such petition is filed, or (B) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting or to acquiescing in the relief therein provided, or

Universal Hospital Services, Inc.
Subordinated Note Due 20__
Page 5


        (C) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

                        (iii) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                        (iv) have entered against it an order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (C) assuming custody of, or appointing a receiver or other custodian for all or a substantial portion of its property; or

                        (v) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment or, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

          4.8 "Obligations" means any principal, interest (including post-
               -----------
petition interest, whether or not allowed as a claim in any proceeding), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities payable under or in connection with any Debt.

          4.9 "Payment Date" shall have the meaning given such term in the first
               ------------
paragraph of this Note.

          4.10 "Person" shall mean any natural individual or any corporation,
                ------
firm, limited liability company, unincorporated organization, association, partnership, a trust (inter vivos or testamentary), an estate of a deceased individual, business trust, joint stock company, joint venture or other organization, entity or business, or any governmental authority.

          4.11 "Prime Rate" shall mean the prime rate in effect as announced
                ----------
from time to time by Chase Manhattan Bank.

          4.12 "Senior Bank Debt" means all Obligations outstanding under or
                ----------------
in connection with the Credit Agreement.

          4.13 "Senior Bank Documents" shall mean the Credit Agreement and any
                ---------------------
note, mortgage, security agreement, pledge agreement, guaranty or other agreement or instrument now or hereafter evidencing, securing or executed in

Universal Hospital Services, Inc.
Subordinated Note Due 20__
Page 6

connection with any Senior Bank Debt, and any credit agreement, note, mortgage, security agreement, pledge agreement, guaranty or other agreement or instrument hereafter executed in connection with any extension, renewal, refunding or refinancing thereof.

          4.14 "Senior Debt" means (a) the Senior Bank Debt and (b) any other
                -----------
Debt, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to this Note. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Debt of the Company to any of its Subsidiaries or other Affiliates or (iii) any trade payables.

          4.15 "Senior Debt Default" shall have the meaning given such term in
                -------------------
Section 5.2 hereof.

          4.16 "Subordinated Distributions" shall have the meaning given such
                --------------------------
term in Section 5.1 hereof.

          4.17 "Subordinated Payments" shall have the meaning given such term
                ---------------------
in Section 5 hereof.

     5.   Subordination.  The payment of principal (whether at maturity, upon
          -------------
mandatory or voluntary prepayment, or upon declaration or otherwise) of, interest on, and all fees, expenses, indemnities and other amounts payable with respect to, this Note (collectively, the "Subordinated Payments") are hereby subordinated and junior in right of payment, to the extent and in the manner set forth in this Section to all Senior Debt.

          This Section shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and such provisions are made for the benefit of the holders (which term shall include owners, if not otherwise holders, of Senior Debt) of Senior Debt, and such holders of Senior Debt are made obligees hereunder and beneficiaries hereof (with the same force and effect as if named herein) and any one or more of them may enforce such provisions. This Section is binding upon the Company and its successors and assigns and the holders, from time to time, of this Note, each of whom, by his acceptance of this Note, agrees to be bound by and comply with all of the provisions of this Section. Notwithstanding any provision of this Note to the contrary, neither this Section nor any of its provisions may be changed or waived to adversely affect or impair in any way whatsoever the rights of the holders of Senior Debt, except with the prior written consent of the holders of the Senior Debt at the time outstanding.

Universal Hospital Services, Inc.
Subordinated Note Due 20__
Page 7

          5.1 Subordinated Distributions.  Upon any payment or distribution of
              --------------------------
assets or securities of the Company of any kind or character, whether in cash, property or securities, by way of set-off or otherwise (including any collateral, whether the proceeds thereof or in kind, at any time securing this Note and including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of this Note) of the Company (all such payments and distributions being referred to collectively as "Subordinated Distributions"), upon any dissolution, winding up, liquidation (partial or complete) or reorganization of the Company (whether voluntary or involuntary and whether in bankruptcy, insolvency, receivership or other proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise), each of the Company and the holder of this Note, by acceptance hereof, covenants and agrees that:

              (a) all Senior Debt shall first be paid in full, or provision made for such payment, in accordance with the terms of such Senior Debt, before any payment or distribution of any Subordinated Distribution is made on account of any Subordinated Payments and before the holder of this Note shall be entitled to retain any amounts so paid or distributed in respect thereof;

              (b) any payment or distribution of any Subordinated Distribution to which the holder of this Note would be entitled except for the provisions of this Section, shall be paid or delivered by the Company or any debtor, custodian, receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of Senior Debt or their representative or representatives (in accordance with any certificate referred to in this Section) or to the trustee or agent for the holders of such Senior Debt, as their respective interests may appear, to the extent necessary to pay in full all Senior Debt remaining unpaid in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt, before any payment or distribution is made to the holder of this Note; and

              (c) in the event that, notwithstanding the foregoing, any payment or distribution of any Subordinated Distribution shall be received by the holder of this Note before all Senior Debt is paid in full, or provision made for the payment thereof, in accordance with the terms of such Senior Debt, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt or their representative or representatives, or to the trustee or agent for the holders of such Senior Debt, as their respective interests may appear, to the extent necessary to pay in full all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Universal Hospital Services, Inc.
Subordinated Note Due 20__
Page 8

          The Company shall give prompt written notice to the holder of this Note of any declaration of any Senior Debt as due and payable before its stated maturity and of any event which pursuant to this Section would prevent payment or distribution of any Subordinated Distribution or any Subordinated Payment with respect to this Note. The holder of this Note shall be entitled to assume that no such event has occurred and shall not at any time be charged with knowledge of the existence of any event which would prohibit the making of any payment to it, unless and until such holder shall have received written notice thereof from the Company or from the holders of Senior Debt or any trustee, agent or representative thereof; and prior to the receipt of any such written notice the holder of this Note shall be entitled to assume conclusively that no such event exists, without, however, limiting any such rights of holders of Senior Debt under this Section to recover from the holder of this Note any payment made to any such holder which it is not entitled under this Section to retain.

          Upon any payment or distribution of any Subordinated Distribution, the holder of this Note shall be entitled to rely upon an order or decree of any court of competent jurisdiction in which such bankruptcy, insolvency, reorganization, liquidation, receivership or other proceeding is pending, or a certificate of the debtor, custodian, receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, to the holder of this Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount distributed thereon and all other facts pertinent thereto or to this Section.

          The holder of this Note shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt to establish that such notice has been given by a holder of Senior Debt.

          5.2 No Payments Under Certain Circumstances.
              ---------------------------------------

              (a) No payment (by purchase of this Note or otherwise) shall be made or agreed to be made, directly or indirectly, in cash, property or securities (other than Paid-in-Kind Interest Notes), or by way of set-off or otherwise, by the Company of any Subordinated Payment with respect to this Note if, at the time of such payment or immediately after giving effect thereto,

                        (i) (A)         the Company shall be in default in the
        payment of any principal of, premium, if any, or interest on, or any other amounts due with respect to, any Senior Debt, and all applicable grace or cure periods shall have expired (a "Senior Debt Payment
                                                     -------------------
        Default") or (B) there shall have occurred and be continuing any default
        -------
        (other than a Senior Debt Payment Default) with respect to any Senior Debt and all applicable grace or cure periods shall have expired (a "Senior
         ------

Universal Hospital Services, Inc.
Subordinated Note Due 20__
Page 9

        Debt Non-Payment Default", and including any Senior Debt Payment
        ------------------------
        Default, a "Senior Debt Default"), which Senior Debt Non-Payment Default
                    -------------------
        would entitle the holder of such Senior Debt, or any trustee therefor, to declare the principal of such Senior Debt, if not already due and payable, to be due and payable, unless and until such Senior Debt Non-Payment Default shall have been cured or waived or shall cease to exist; and

                        (ii) the Company shall have been notified in writing by the holder of such Senior Debt, or any trustee therefor, of such Senior Debt Payment Default or Senior Debt Non-Payment Default (a
        "Senior Debt Payment Default Notice" and "Senior Debt Non-Payment
         ----------------------------------       -----------------------
        Default Notice," respectively, collectively a "Senior Debt Default
        --------------                                 -------------------
        Notice").
        ------

              (b) The Company shall immediately deliver to the holder of this Note a copy of any Senior Debt Default Notice received by the Company.

              (c) If notwithstanding the foregoing provisions of this Section 5.2, the Company shall make any Subordinated Payment prohibited by the provisions of this Section, then, except as hereinafter in this Section otherwise provided, unless and until full payment of all amounts then due for principal of, sinking fund, if any, premium, if any, and interest on, and all other amounts payable with respect to, Senior Debt has been made or duly provided for in accordance with the terms of such Senior Debt, or unless and until any such default or Senior Debt Default shall have been cured or waived or shall cease to exist, such prohibited Subordinated Payment shall be held in trust for the benefit of, and shall be paid over or delivered, in the form received and without interest, to the holders of Senior Debt or their respective representative or to the trustee or agent for the holders of such Senior Debt, as their respective interests may appear, to the extent necessary to pay in full all principal of, premium, if any, and interest on, and all other amounts payable with respect to, Senior Debt, to the extent any of the same are then due after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

              (d) Unless and until written notice of such event shall be given to the holder of this Note at its address set forth on the register maintained by the Company by or on behalf of any holder of Senior Debt or by the Company, the holder of this Note shall be entitled to conclusively presume that no event exists which would prohibit the making of any payment to the holder of this Note.

          5.3 Standstill.
              ----------

Universal Hospital Services, Inc.
Subordinated Note Due 20__
Page 10


              (a) Acceleration.  No holder of this Note shall take any action to
                  ------------
     accelerate the maturity of the indebtedness evidenced by this Note unless the Senior Debt shall have been paid in full or all Senior Debt shall theretofore have become due and payable.

              (b) Remedies.  No holder of this Note as such will commence any
                  --------
     action or proceeding against the Company to recover all or any part of any indebtedness evidenced by this Note or bring or join with any creditor in bringing, unless the holders of the Senior Debt then outstanding shall join therein, any proceeding against the Company under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute unless and until all Senior Debt shall be paid in full, provided that the foregoing shall not prohibit a holder of this Note from (x) commencing an action against the Company to recover any amounts owing to such holder which at the time the Company is entitled to pay and such holder is entitled to receive under this Note, including under Section 5.2, or (y) at any time at which the holder of this Note shall be permitted to accelerate the maturity of this Note as provided in Section 5.3(a), commencing any proceeding against the Company under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation, or insolvency law or statute, provided further, that any amounts received by the holder of this Note as a result of any such action or proceeding shall be subject to the provisions of Sections
     5.1 and 5.2 of this Note.

          5.4 No Impairment.  Nothing contained in this Section or elsewhere in
              -------------
this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Note, subject to the rights of the holders of Senior Debt, all Subordinated Payments with respect to this Note, as and when the same shall become due and payable in accordance with its terms (subject to the applicable requirements of the Code concerning withholding of taxes), or is intended to or shall affect the relative rights of the holders and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or under the terms of this Note upon an Event of Default with respect to this Note subject to the rights, if any, under this Section, of the holders of Senior Debt in respect of Subordinated Distributions received upon the exercise of any such remedy.

          5.5 Subrogation.  Subject to the payment in full of all Senior Debt at
              -----------
the time outstanding, the holder of this Note shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which, by its express terms, ranks on a parity with this Note and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt (to the extent of payments or distributions

Universal Hospital Services, Inc.
Subordinated Note Due 20__
Page 11

previously made to such holders of Senior Debt pursuant to the provisions of this Section) to receive payments or distributions of assets or securities of the Company payable or distributable to holders of the Senior Debt until all Subordinated Payments with respect to this Note shall be paid in full. For purposes of such subrogation, no payments or distributions on the Senior Debt pursuant to Section 5.1 or 5.2 shall, as between the Company and its creditors other than the holders of Senior Debt, and the holder of this Note, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt, and no payments or distributions to the holder of this Note of assets or securities by virtue of the subrogation herein provided for shall, as between the Company and its creditors other than the holders of Senior Debt and the holder of this Note, be deemed to be a payment to or on account of this Note. The provisions of this Section are and are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Debt, on the other hand.

          5.6 No Impairment of Rights.  No right of any present or future holder
              -----------------------
of any Senior Debt of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of Senior Debt, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof with which any such holder of Senior Debt may have or be otherwise charged.

          5.7 Waiver of Notice.  The holder of this Note, by his acceptance
              ----------------
thereof, waives all notice of the acceptance of the subordination provisions contained herein by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon such provisions.

          5.8 Subordination Rights Not Impaired by Acts or Omissions of Company
              -----------------------------------------------------------------
or Holders of Senior Debt.  The holders of Senior Debt may at any time or from
-------------------------
time to time, and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, renew or alter, any Senior Debt, or amend or supplement any agreement, instrument or document evidencing any Senior Debt, or exercise or refrain from exercising any other of their rights under the Senior Debt including without limitation the waiver of default thereunder, all without notice to or assent from the holder of this Note. No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

     6.   Waivers; Amendments.  Subject to the provisions of Section 8 hereof,
          -------------------
amendments to and modifications of this Note may be made, required consents and approvals may be granted, compliance with any term, covenant, agreement, condition

Universal Hospital Services, Inc.
Subordinated Note Due 20__
Page 12

or other provision set forth herein may be omitted or waived, either generally or in a particular instance and either retroactively or prospectively with, but only with, the written consent of the Company and the holder.

     7.   Notices.  All notices and other communications which by any provision
          -------
of this Note are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, or by recognized courier service, postage prepaid, (b) sent by facsimile or other form of rapid transmission, confirmed by mailing (by first class or express mail, or by recognized courier service, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows: if to the holder hereof, at the address and/or facsimile number of such holder appearing on the first page hereof; if to the Company, c/o J.W. Childs Associates, L.P., One Federal Street, 21st Floor, Boston, Massachusetts 02110, Attention: Mr. John W. Childs (Facsimile No.: (617) 753-1101); or to such other person(s), facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

     8.   Section Headings.  The headings contained in this Note are for
          ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Note.

     9.   Governing Law.  The validity, interpretation, construction and
          -------------
performance of this Note shall be governed by, and construed in accordance with, the internal laws of the state of New York, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

          IN WITNESS WHEREOF, the Company has caused this Note to be executed as a sealed instrument as of the date first above written.

                                                     UNIVERSAL HOSPITAL
                                                      SERVICES, INC.

                                                     By:________________________
                                                     Title: